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                                                                    Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement No. 333-36378 of C-Cube Microsystems, Inc. on Form S-8 of our reports dated January 18, 2001 (March 26, 2001 as to Note 18), appearing in the Annual Report on Form 10-K of C-Cube Microsystems, Inc. for the year ended December 31, 2000.

/S/ DELOITTE & TOUCHE LLP

San Jose, California
April 9, 2001